UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 28, 2011 (July 27, 2011)
HCA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware		27-3865930
(State or other jurisdiction	001-11239	(IRS Employer
of incorporation)	(Commission File Number)	Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.	3

Item 8.01. Other Events.
     On July 27, 2011, HCA Inc., a wholly-owned subsidiary of HCA Holdings, Inc., (the “Company”) provided notice of its election to redeem all $3,200,000,000 aggregate principal amount of its outstanding 9¼% Senior Secured Notes due 2016 (the “Cash-Pay Notes”) and all $1,577,814,000 aggregate principal amount of its outstanding 9⅝%/10⅜% Senior Secured Toggle Notes due 2016 (the “Toggle Notes” and, together with the Cash-Pay Notes, the “Redeemed Notes”) (collectively, the “Redemption”). The Redeemed Notes will be redeemed on August 26, 2011 (the “Redemption Date”). The Company’s obligation to complete the Redemption is conditioned upon the receipt prior to the Redemption Date by the Company of the net proceeds from its $5 billion senior notes offering which took place on July 26, 2011 and is anticipated to be settled on August 1, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.
By:	/s/ John M. Franck II
John M. Franck II
Vice President and Corporate Secretary

Date: July 28, 2011